Exhibit 99.2

April 17, 2003

Dear Investors and Analysts,

Please find attached the forward-looking guidance provided during our first quarter 2003 earnings conference call.

Respectfully,

/s/ Mark S. Long
Mark S. Long
Vice President
Investor Relations

Statements in this filing that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States, the expansion of low-fare carriers, the impact of cost reductions achieved by carriers in or near bankruptcy, the price and availability of jet fuel, the war with Iraq, and the possibility of additional terrorist attacks or the fear of such attacks. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Year-over-year% Increase/(Decrease)
Capacity (ASMs)	Q2 03E	2003E

Domestic	(4)% - (5)%	(4)% - (6)%
Pacific	(8)% - (9)%	(1)% - (3)%
Atlantic	(25)%	(17)% - (19)%
System	(8)% - (9)%	(5)% - (7)%

Year-over-year% Increase/(Decrease)
Statistics	Q2 03E	2003E

CASM— Reported	5 - 7%	2 - 3%
CASM excluding fuel	4 - 6%	1 - 2%
Fuel Gallons	(10)% - (11)%	(8)% - (9)%
Fuel Price (excluding taxes)	77-80 cts/gal	73-78 cts/gal

Fuel hedges	Swaps	Collars
2Q03	15% @ $26/bbl	39% between $22 - $29/bbl

Northwest recently locked in gains from its second half 2003 fuel hedge positions.  As a result of these transactions, its March 31 cash balance included approximately $55 million in additional liquidity.  Its fuel expense in the second half of 2003 will reflect approximately $55 million in gains to offset fuel price (approximately 6 cents per gallon).

Advance Bookings

The Iraq war and recent concerns over SARS (Severe Acute Respiratory Syndrome) has caused a further deterioration in travel demand that was already weak.

Compared to a year ago, Domestic forward bookings are soft, though they are partially helped in April by a late Easter.  International forward bookings have been impacted more by the war and SARS.

Fleet

The following fleet guidance includes all firm deliveries and scheduled retirements for the calendar year 2003 and 2004.

		2003	2003
Aircraft	YE02	Deliveries	Retirements	YE03
B747	34	—	(2)	32
B747-F	12	—	—	12
A330	—	5	—	5
DC10	22	—	(3)	19
B757	63	9	—	72
B727*	13	—	(13)	—
A320	76	2	—	78
A319	57	14	—	71
DC9	167	—	(2)	165
RJ85**	36	—	—	36
CRJ***	51	22	—	73

Total Jet	531	52	(20)	563

		2004	2004
Aircraft	YE03	Deliveries	Retirements	YE04
B747	32	—	(7)	25
B747-F	12	—	—	12
A330	5	7	—	12
DC10	19	—	(3)	16
B757	72	—	—	72
A320	78	—	—	78
A319	71	—	—	71
DC9	165	—	(2)	163
RJ85**	36	—	—	36
CRJ***	73	30	—	103

Total Jet	563	37	(12)	588

* Includes aircraft leased by the NBA in non-scheduled service

** Operated and subleased by Mesaba Aviation Inc.

*** 95 CRJ aircraft will be operated and subleased by Pinnacle Airlines, Inc.  The balance of the CRJ aircraft has not been committed to any Airlink carrier.

Gross Capital Expenditures

	2003E	2004E
Aircraft (including regional jets)	$1.75 B	$1.20 B
Non-aircraft	$0.10 B	$0.10 B
Total	$1.85 B	$1.30 B

Percent of total capital expenditures currently financed is approximately 85 to 90%

Tax Rate

As disclosed in its recent 10-K, Northwest will no longer be recognizing income tax credits until it is again profitable.